EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 15th day of October 2007, by and between the Oleksiewicz Family Trust (the “Seller”), and CLX Investment Company, Inc., a Colorado corporation (the "Buyer").

RECITAL

The Seller desires to sell to Purchaser, and Purchaser desires to purchase and acquire from the Seller, an aggregate of 1,250,000 shares of Common Stock of Zonda Incorporated, a Nevada Corporation (the “Stock”) under the terms and provisions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in accordance with the foregoing recital, and AS CONSIDERATION FOR the mutual covenants and agreements contained herein and for other good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, the Seller and Purchaser hereby agree as follows:

1.

Authorization of Sale of Common Stock.  The Seller has authorized the sale to Purchaser of 1,250,000 shares of Zonda Incorporated Common Stock to be "restricted securities" for the purposes of Rule 144 promulgated under the Securities Act (collectively the "Shares"), for a total purchase price of ten million (10,000,000) shares of CLX Investment Company, Inc. common stock (the "Purchase Consideration").

2.

Closing of Purchase and Sale of the Shares.  Under the terms and provisions set forth in this Agreement, the Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase and acquire from the Seller, the Shares in exchange for the Purchase Consideration.  At the Closing, upon the Seller's receipt of the Purchase Consideration, the Seller shall issue and deliver to Purchaser one or more stock certificates evidencing Purchaser's ownership of the Shares.

3.

Representations and Warranties of the Seller to Purchaser.  On the date of this Agreement and on the Closing Date, the Seller hereby represents and warrants to Purchaser all of the following:

3.1

Corporate Power; Corporate Authority.  The Seller has all requisite corporate power to enter into this Agreement and to perform all obligations under this Agreement.  The execution and delivery of this Agreement and the performance of all obligations of the Seller under this Agreement have been duly authorized by all necessary corporate action.

3.2

Valid Issuance of the Shares.  The Shares, when sold and delivered in accordance with the terms and provisions of this Agreement for the consideration expressed in this Agreement, will be duly and validly issued, fully-paid and non-assessable and, based in part on the representations and warranties of Purchaser set forth in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

3.3

Enforceability.  This Agreement is a valid and binding obligation of the Seller, enforceable in accordance with its terms, except as such terms may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

3.4

No Conflicts.  The execution, delivery and performance of this Agreement will not conflict with or result in the breach of the Articles of Incorporation or the Bylaws of the Seller, any decree or order of any court or administrative or governmental body or any material agreement, document, indenture or other instrument to which the Seller is a party or by which the Seller is bound.

3.5

Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Seller is required in connection with the consummation of the transactions contemplated by this Agreement and will be deemed to be a tax deferred exchange until such time as said shares are sold by Seller to a third party.

4.

Securities Laws.  Purchaser hereby acknowledges, represents and warrants to the Seller, and hereby covenants and agrees to, all of the following:

4.1

No Registration or Qualification.  Purchaser understands and acknowledges to have been advised by the Seller that the Shares sold hereunder are without registration under the Securities Act of 1933, as amended (the "Securities Act"), and without qualification or registration under applicable state securities laws (the "Blue Sky Laws") pursuant to exemptions from the registration or qualification requirements of the Securities Act and the Blue Sky Laws.

4.2

Purchaser Sophistication; Acknowledgment of Receipt of Necessary Information. Purchaser is an experienced and sophisticated Purchaser, Purchaser is able to fend for Purchaser with respect to Purchaser's purchase of the Shares and Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of acquiring the Shares. Purchaser has had ample opportunity to ask questions of the Seller and to seek independent investment, tax and legal advice before investing in the Shares.  Purchaser acknowledges that Purchaser or Purchaser's representatives have received all such information as Purchaser and/or Purchaser's representatives have considered and currently consider necessary (a) for evaluating the merits and risks of acquiring the Shares and (b) for verifying the accuracy of any information furnished to Purchaser and/or Purchaser's representatives and/or to which Purchaser and/or Purchasers representatives have had access.

4.3

Speculative Investment.  Purchaser represents and warrants that the nature and amount of the Shares being purchased by Purchaser are consistent with Purchaser's investment objectives, abilities and resources.  PURCHASER RECOGNIZES THAT THE SHARES ARE A SPECULATIVE INVESTMENT INVOLVING A HIGH DEGREE OF RISK OF LOSS BY PURCHASER AND THAT PURCHASER COULD LOSE THE ENTIRE AMOUNT OF PURCHASER'S INVESTMENT IN THE SHARES. PURCHASER IS ABLE TO BEAR THE ECONOMIC RISK OF PURCHASER'S INVESTMENT IN THE SHARES AND AT THE PRESENT TIME CAN AFFORD A COMPLETE LOSS OF THAT INVESTMENT.

4.4

"Restricted Securities": Unavailability of Rule 144.  Purchaser understands and acknowledges that the Shares constitute "restricted securities" for the purposes of Rule 144 promulgated under the Securities Act.  Purchaser understands and acknowledges that the Shares may not be sold by Purchaser pursuant to Rule 144 unless certain conditions have been satisfied.

4.5

Legends.  Purchaser acknowledges that stock certificates sold hereunder shall have placed thereon the following legends:

(a)

a legend containing the following or substantially similar language:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

(b)

any legend required to be placed thereon by applicable state securities law authorities.

5.

The Seller's Indemnification of Purchasers.  The Seller shall indemnify, defend and hold harmless Purchaser against and in respect of all claims, demands, losses, liabilities, costs, expenses, obligations and damages, including, without limitation, interest, penalties, costs of investigation, costs of defense and attorneys' fees, suffered or incurred by Purchaser, which arise, result from or relate to any breach of or inaccuracy in or failure by the Seller to perform any of the Seller's representations, warranties, acknowledgments, understandings, agreements and covenants set forth in this Agreement or in any certificate or other instrument furnished by the Seller to Purchaser or to be furnished by the Seller to Purchaser under this Agreement.

6.

Purchaser's Indemnification of the Seller.  Purchaser shall indemnify, defend and hold harmless the Seller and/or the Seller's officers, directors, agents and legal counsel against and in respect of all claims, demands, losses, liabilities, costs, expenses, obligations and damages, including, without limitation, interest, penalties, costs of investigation, costs of defense and attorneys' fees, suffered or incurred by the Seller and/or the Seller's officers, directors, agents and legal counsel, which arise, result from or relate to any breach of or inaccuracy in or failure by Purchaser to perform any of Purchaser's several representations, warranties, acknowledgments, understandings, agreements and covenants set forth in this Agreement or in any certificate or other Instrument furnished by Purchaser to the Seller or to be furnished by Purchaser to the Seller under this Agreement.

7.

Miscellaneous

7.1

Notices.  Any notice or other communication required or permitted under this Agreement shall be given in writing and shall be sent by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at the address set forth below or at such other address as such party may designate by TEN (10) days' advance written notice to the other party hereto.

If to the Seller:

Oleksiewicz Family Trust

C/O Laurie Oleksiewicz

If to Purchaser:

CLX Investment Company, Inc.

Attn:  Robert McCoy

29970 Technology Drive, Ste 203

Murrieta, Ca 92563

7.2

Successors.  This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective heirs, successors, subcontractors, personal representatives and permitted assigns.

7.3

Attorney’s Fees.  If a dispute arises with respect to this Agreement, then the party prevailing in such dispute shall be entitled to recover all expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred in ascertaining such party's rights and in preparing to enforce and/or defend and in enforcing and/or defending such party's rights under this Agreement, whether or not it was necessary for such party to institute suit.

7.4

Entire Agreement.  This Agreement constitutes and shall be deemed to contain the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written agreements or representations with respect to the subject matter hereof that are not expressly set forth herein.

7.5

Counterpart Execution.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original.

7.6

Facsimile Transmission.  The facsimile transmission by one party hereto of a signed copy of the signature page of this Agreement to the other party hereto or such party's agent, followed by a facsimile transmission of an acknowledgment of receipt thereof, shall constitute the delivery of this Agreement. Each party hereto agrees to confirm such delivery by mailing or personally delivering to the other party hereto or such party's agent an executed original of this Agreement in its entirety.

[REMAINDER OF PAGE LEFT BLANK]

IN WITNESS WHEREOF, the Seller and Purchaser have executed this Agreement as of the date first written above.

OLEKSIEWICZ FAMILY TRUST

By:

/s/ Laurie Oleksiewicz

Laurie Oleksiewicz

CLX INVESTMENT COMPANY, INC.:

By:

/s/ Robert McCoy

Robert McCoy

Chairman of the Board